CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholders and Board of Directors
The Barrett Growth Fund:

We consent to the use of our report incorporated herein by reference and the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                              /S/ KPMG LLP

Chicago, Illinois
October 25, 2000